Registration No. 333-

As filed with the Securities and Exchange Commission on May 8, 2025.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	94-3096597
(State or other jurisdiction	(I.R.S. employer identification no.)
of incorporation or organization)

64 Sidney St.

Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip code)

Vericel Corporation Amended and Restated 2015 Employee Stock Purchase Plan
(Full title of the plans)

Dominick Colangelo
President and Chief Executive Officer
Vericel Corporation
64 Sidney St.

Cambridge, Massachusetts 02139
(Name and address of agent for service)

(617) 588-5555

(Telephone Number, Including area code, of Agent for Service)

Copy to:

Keith M. Townsend

Robert J. Leclerc

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309

Tel: (404) 572-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Vericel Corporation, a Michigan corporation (the “Company” or the “Registrant”) pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 previously filed on June 29, 2015 (File No. 333-205338), as amended, is incorporated by reference herein and made a part hereof, except as supplemented, amended or superseded by the information set forth below. This Registration Statement on Form S-8 is filed by the Company to register an additional 1,000,000 shares of the Company’s common stock, no par value (the “Common Stock”), which are reserved for issuance under the Vericel Corporation Amended and Restated 2015 Employee Stock Purchase Plan (the “Amended and Restated ESPP”). The reservation of such shares was approved by the Company’s shareholders on April 30, 2025, at the annual meeting of the Company’s shareholders.

EXHIBIT INDEX

4.1	Vericel Corporation Amended and Restated 2015 Employee Stock Purchase Plan, attached as Appendix II to the Company’s Proxy Statement, filed on March 20, 2025, incorporated herein by reference (File No. 001.35280).

5.1*	Opinion of Dykema Gossett PLLC.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Dykema Gossett PLLC (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included in signature pages to this Registration Statement).

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on May 8, 2025.

VERICEL CORPORATION

By:	/s/ Dominick Colangelo
Dominick Colangelo
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Vericel Corporation, hereby severally constitute and appoint Dominick Colangelo and Joseph Mara, and each of them singly, our true and lawful attorneys, with full power to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Vericel Corporation, to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 8, 2025.

Signature	Title

/s/ Dominick C. Colangelo	President and Chief Executive Officer, Director
Dominick C. Colangelo	(Principal Executive Officer)

/s/ Joseph A. Mara	Chief Financial Officer
Joseph A. Mara	(Principal Financial Officer)

/s/ Jonathan D. Siegal	Vice President and Corporate Controller
Jonathan D. Siegal	(Principal Accounting Officer)

/s/ Robert Zerbe, M.D.	Chairman of the Board of Directors
Robert Zerbe, M.D.

/s/ Alan L. Rubino	Director
Alan L. Rubino

/s/ Heidi M. Hagen	Director
Heidi M. Hagen

/s/ Kevin F. McLaughlin	Director
Kevin F. McLaughlin

/s/ Paul K. Wotton	Director
Paul K. Wotton

/s/ Lisa Wright	Director
Lisa Wright